UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 13, 2008

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road,

Mount Laurel, New Jersey

08054

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On November 13, 2008, John Spirtos was elected as a member of the Board of Directors (the “Board”) of Ulticom, Inc. (the “Company”) by unanimous vote of the then-incumbent directors, effective immediately. Article III, Section 9 of the Company’s Bylaws allows vacancies on the Board to be filled by the majority of the remaining directors of the Board. Mr. Spirtos was recommended as a candidate for the position of director by the Corporate Governance and Nominating Committee (the “Committee”) of the Board. His candidacy was submitted to the Committee by Comverse Technology, Inc. (“Comverse”), the Company’s majority shareholder. Except as described above, there is no arrangement or understanding between Mr. Spirtos and any other person pursuant to which he was elected to the Board.

Mr. Spirtos is Senior Vice President of Corporate Development and Strategy for Comverse. Prior to joining Comverse, Mr. Spirtos was Senior Vice President of Corporate Development for NeuStar, Inc., where he was responsible for mergers and acquisitions, corporate strategy and new product initiatives. Prior to joining NeuStar, Mr. Spirtos was President of Corporate Development and Sales and Marketing for communications equipment provider Corvis Corporation and its subsidiary, Broadwing Communications, Inc., an integrated communication services provider. Mr. Spirtos holds BS, JD, LLM and MBA degrees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: November 17, 2008	By:	/s/ Shawn Osborne
	Name:	Shawn Osborne
	Title:	Chief Executive Officer

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